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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
York International Corporation:


We consent to incorporation by reference in the Registration Statement (No. 33-73077) on Form S-8 of York International Corporation of our report dated June 9, 2000, relating to the statements of net assets available for benefits of the York International Corporation Investment Plan as of December 29, 1999 and December 31, 1998, the related statements of changes in net assets available for benefits for the years then ended, and the related schedule as of December 29, 1999, which report appears elsewhere in this Form 11-K.

                                  /s/KPMG LLP

Harrisburg, Pennsylvania
June 22, 2000

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